                                  EXHIBIT 7.



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our reports dated February 2, 1999 with respect to the consolidated financial statements of First Variable Life Insurance Company, and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company--Separate Account VL, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-70749) and the related Prospectus of First Variable Life Insurance Company.




                                               ERNST & YOUNG LLP

Chicago, Illinois
April 24, 2000

                                  EXHIBIT 7.


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 10, 2000, and on the financial statements of the sub-accounts of First Variable Life Insurance Company - Separate Account VL dated March 17, 2000, and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6, No. 333-70749) of Capital Estate Builder VL.


                                        KPMG LLP



Chicago, Illinois
April 24, 2000

                              CONSENT OF EXPERTS



We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 10, 2000, and on the financial statements of the sub-accounts of First Variable Life Insurance Company - Separate Account VL dated March 17, 2000, and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-6, No. 333-70749) and related Prospectus of Capital Estate Builder VUL.







Chicago, Illinois
April 24, 2000